Exhibit 99.1

Acurx Pharmaceuticals, Inc. Announces up to $7.1 Million Registered Direct Offering Priced At-The-Market Under Nasdaq Rules

$2.5 million upfront with up to an additional $4.6 million of potential aggregate gross proceeds upon the exercise in full of short-term warrants

Staten Island, NY, April 16, 2026 — Acurx Pharmaceuticals, Inc. (NASDAQ: ACXP) (“we” or “Acurx” or the “Company”), a late-stage biopharmaceutical company developing a new class of antibiotics for difficult-to-treat bacterial infections, today announced that it has entered into a definitive agreement for the purchase and sale of an aggregate of 825,085 shares of its common stock (or pre-funded warrants in lieu thereof) at a purchase price of $3.03 per share (or pre-funded warrant in lieu thereof) in a registered direct offering priced at-the-market under Nasdaq rules. In addition, in a concurrent private placement, the Company will issue unregistered short-term warrants to purchase up to 1,650,170 shares of common stock. The short-term warrants will have an exercise price of $2.78 per share, will be immediately exercisable upon issuance and will expire twenty-four months following the effective date of the registration statement registering the resale of the shares of common stock underlying the short-term warrants. The closing of the offering is expected to occur on or about April 16, 2026, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The aggregate gross proceeds to the Company from the offering are expected to be approximately $2.5 million, before deducting the placement agent fees and other offering expenses payable by the Company. The potential additional gross proceeds to the Company from the unregistered short-term warrants, if fully-exercised on a cash basis, will be approximately $4.6 million. No assurance can be given that any of such short-term warrants will be exercised. The Company currently intends to use the net proceeds from the offering for working capital and other general corporate purposes.

The shares of common stock (or pre-funded warrants) (but not the short-term warrants issued in the private placement or the shares of common stock underlying such short-term warrants) are being offered by the Company pursuant to a “shelf” registration statement on Form S-3 (File No. 333-288595) filed with the Securities and Exchange Commission (“SEC”) on July 9, 2025, and became effective on January 6, 2026. The registered direct offering of the shares of common stock (or pre-funded warrants) is being made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. The prospectus supplement and the accompanying prospectus relating to the securities being offered in the registered direct offering will be filed with the SEC and be available at the SEC's website at www.sec.gov. Electronic copies of the prospectus supplement and the accompanying prospectus relating to the registered direct offering may also be obtained, when available, by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by telephone at (212) 856-5711 or e-mail at placements@hcwco.com.

The short-term warrants described above are being issued in a concurrent private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder and, along with the shares of common stock underlying the short-term warrants, have not been registered under the Securities Act, or applicable state securities laws. Accordingly, the short-term warrants and underlying shares of common stock may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Acurx Pharmaceuticals, Inc.

Acurx Pharmaceuticals is a late-stage biopharmaceutical company focused on developing a new class of small molecule antibiotics for difficult-to-treat bacterial infections. The Company's approach is to develop antibiotic candidates with a Gram-positive selective spectrum (GPSS®) that blocks the active site of the Gram+ specific bacterial enzyme DNA polymerase IIIC (pol IIIC), inhibiting DNA replication and leading to Gram-positive bacterial cell death. Its R&D pipeline includes antibiotic product candidates that target Gram-positive bacteria, including Clostridioides difficile, methicillin- resistant Staphylococcus aureus (MRSA), vancomycin resistant Enterococcus (VRE), drug- resistant Streptococcus pneumoniae (DRSP) and B. anthracis (anthrax; a Bioterrorism Category A Threat-Level pathogen).

Acurx's lead product candidate, ibezapolstat, for the treatment of C. difficile Infection (CDI) is Phase 3 ready to advance to international clinical trials subject to obtaining appropriate financing. The Company recently announced the launch of a ground-breaking clinical trial with ibezapolstat in patients with multiply-recurrent CDI (rCDI) that has the potential to shift the paradigm of treatment and prevention of rCDI from two agents to one. This new clinical trial in rCDI begins with an open-label pilot trial to gain experience with IBZ in patients with multiply-recurrent CDI with at least 3 episodes of CDI within the past 12 months. This will inform elements of a planned active-controlled, Phase 3 registration trial in the rCDI indication to be implemented following favorable results from the open-label 20 patient trial. Upon subsequent successful completion of the Ph3 pivotal rCDI trial, and per the operative FDA procedure, Acurx plans to request FDA approval for treatment and prevention of rCDI under the FDA's Limited Population Pathway for Antibacterial and Antifungal Drugs (Guidance for Industry, 2020).

The Company's preclinical pipeline includes development of an oral product candidate for treatment of ABSSSI (Acute Bacterial Skin and Skin Structure Infections), upon which a development program for treatment of inhaled anthrax is being planned in parallel.

To learn more about Acurx Pharmaceuticals and its product pipeline, please visit www.acurxpharma.com.

Forward-Looking Statements

Any statements in this press release about our future expectations, plans and prospects, including statements regarding our strategy, future operations, prospects, plans and objectives, and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding the ability of the Company to consummate the offering, the exercise of the short-term warrants prior to their expiration, the satisfaction of the closing conditions of the offering, and the use of proceeds therefrom. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: market and other conditions, and other risks and uncertainties described in the Company's annual report filed with the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2025, and in the Company's subsequent filings with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this press release, and Acurx disclaims any intent or obligation to update these forward-looking statements to reflect events or circumstances after the date of such statements, except as may be required by law.

Investor Contact:

Acurx Pharmaceuticals, Inc.

David P. Luci, President & Chief Executive Officer

Tel: 917-533-1469

Email: davidluci@acurxpharma.com

Source: Acurx Pharmaceuticals, Inc.